UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 12, 2016

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

(Exact name of Registrant as specified in its charter)

MARYLAND 001-33177 22-1897375

(State or other jurisdiction (Commission (IRS Employer

of incorporation) File Number) Identification Number)

3499 Route 9N, Suite 3D, Freehold, NJ 07728

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (732) 577-9996

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ] Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 142-12 under the Exchange Act (17 CFR 240.14a-12

[ ] Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 12, 2016, the Company amended its employment agreement (such amendment, the “Eighth Amendment”) with Eugene W. Landy, Chairman of the Board. This amendment is effective January 1, 2016 and will increase Mr. Landy’s annual base salary by 5% from $410,000.00 to $430,500.00. The Company’s employment agreement with Mr. Landy otherwise remains in full force and effect in accordance with its terms.

The above summary of the Eighth Amendment of Mr. Eugene W. Landy’s Employment Agreement is qualified in its entirety by reference to the text of the Eighth Amendment, which is filed herewith as Exhibit 10.1, and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Eighth Amendment to Employment Agreement of Eugene W. Landy, dated January 12, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

/s/ Kevin S. Miller

KEVIN S. MILLER

Chief Financial and Accounting Officer

Date January 13, 2016

EXHIBIT INDEX

Exhibit No.	Description

10.1	Eighth Amendment to Employment Agreement of Eugene W. Landy, dated January 12, 2016